EXHIBIT 1





                          AMENDMENT TO RIGHTS AGREEMENT



                   AMENDMENT, dated as of December 9, 1994, to the

         Rights Agreement, dated as of June 30, 1988 (the "Rights

         Agreement"), between Avery International Corporation (now Avery

         Dennison Corporation), a Delaware corporation (the "Company"),

         and Security Pacific National Bank (now First Interstate Bank

         of California as successor to Security Pacific National Bank,

         by amendment), as Rights Agent (the "Rights Agent").


                   The Company and the Rights Agent have heretofore

         executed and entered into the Rights Agreement.  Pursuant to

         Section 27 of the Rights Agreement, the Company and the Rights

         Agent may from time to time supplement or amend the Rights

         Agreement in accordance with the provisions of Section 27

         thereof.  All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this

         Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.


                   In consideration of the foregoing and the mutual

         agreements set forth herein, the parties hereto agree as fol-

         lows:







                   1.  Section 1(a) of the Rights Agreement is hereby

         modified and amended by adding the following sentence to the end thereof:


              Notwithstanding the foregoing, if the Board of Directors

              of the Company determines in good faith that a Person who

              would otherwise be an "Acquiring Person", as defined

              pursuant to the foregoing provisions of this paragraph

              (a), has become such inadvertently, and such Person di-

              vests as promptly as practicable a sufficient number of

              Common Shares so that such Person would no longer be an

              "Acquiring Person", as defined pursuant to the foregoing

              provisions of this paragraph (a), then such Person shall

              not be deemed to be an "Acquiring Person" for any purposes of this Agreement.


                   2.  Section 1 of the Rights Agreement is hereby

         modified and amended by deleting paragraph (n) thereof (and all cross references thereto in the Rights Agreement) in its en-

         tirety.


                   3.  Section 11(a) of the Rights Agreement is hereby

         modified and amended by deleting subparagraph (iii) thereof in its entirety, renumbering subparagraph (iv) thereof as sub-

         paragraph (iii), and amending and modifying subparagraph (ii)

         thereof to read in its entirety as follows:




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                  (ii)  Subject to Section 24 of this Agreement, in the

              event any Person becomes an Acquiring Person, each holder

              of a Right shall thereafter have a right to receive, upon

              exercise thereof at a price equal to the then current

              Purchase Price multiplied by the number of one-hundredths

              of a Preferred Share for which a Right is then exercis-

              able, in accordance with the terms of this Agreement and

              in lieu of Preferred Shares, such number of Common Shares

              of the Company as shall equal the result obtained by (x)

              multiplying the then current Purchase Price by the number

              of one-hundredths of a Preferred Share for which a Right

              is then exercisable and dividing that product by (y) 50%

              of the then current per share market price of the Com-

              pany's Common Shares (determined pursuant to Section 11(d)

              hereof) on the date of the occurrence of such event.  In

              the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company

              shall not take any action which would eliminate or di-

              minish the benefits intended to be afforded by the Rights.


                   From and after the occurrence of such event, any

              Rights that are or were acquired or beneficially owned by

              any Acquiring Person (or any Associate or Affiliate of

              such Acquiring Person) shall be void and any holder of

              such Rights shall thereafter have no right to exercise

              such Rights under any provision of this Agreement.  No


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              Right Certificate shall be issued pursuant to Section 3

              that represents Rights beneficially owned by an Acquiring

              Person whose Rights would be void pursuant to the preced-

              ing sentence or any Associate or Affiliate thereof; no

              Right Certificate shall be issued at any time upon the

              transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any

              Associate or Affiliate thereof or to any nominee of such

              Acquiring Person, Associate or Affiliate; and any Right

              Certificate delivered to the Rights Agent for transfer to

              an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.


                   4.  Section 11(a) of the Rights Agreement is hereby

         further modified and amended by adding to the end of newly renumbered subparagraph (iii) thereof the following sentence:


              In the event the Company shall, after good faith effort,

              be unable to take all such action as may be necessary to

              authorize such additional Common Shares, the Company shall substitute, for each Common Share that would otherwise be

              issuable upon exercise of a Right, a number of Preferred

              Shares or fraction thereof such that the current per share market price of one Preferred Share multiplied by such

              number or fraction is equal to the current per share





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              market price of one Common Share as of the date of issu-

              ance of such Preferred Shares or fraction thereof.


                   5.  Section 24(a) of the Rights Agreement is hereby

         modified and amended by deleting the phrase "at any time after the occurrence of a Trigger Event" from the first sentence thereof and substituting therefor the phrase "at any time after any Person becomes an Acquiring Person".


                   6.  Section 24 of the Rights Agreement is hereby

         modified and amended by deleting paragraph (c) thereof in its entirety, relettering paragraphs (d) and (e) thereof as para-

         graphs (c) and (d), respectively, and amending and modifying the newly relettered paragraph (c) thereof to read in its en-

         tirety as follows:


              In the event that there shall not be sufficient Common

              Shares issued but not outstanding or authorized but

              unissued to permit any exchange of Rights as contemplated

              in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize addi-

              tional Common Shares for issuance upon exchange of the

              Rights.  In the event the Company shall, after good faith

              effort, be unable to take all such action as may be nec-

              essary to authorize such additional Common Shares, the

              Company shall substitute, for each Common Share that would otherwise be issuable upon exchange of a Right, a number









              of Preferred Shares or fraction thereof such that the

              current per share market price of one Preferred Share

              multiplied by such number or fraction is equal to the

              current per share market price of one Common Share as of

              the date of issuance of such Preferred Shares or fraction

              thereof.


                   7. Section 27 of the Rights Agreement is hereby

         modified and amended by changing the percentage "15%" in the last sentence thereof to "10%".


                   8.  This Amendment to the Rights Agreement shall

         be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely

         within such State.


                   9.  This Amendment to the Rights Agreement may be

         executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.  Terms not defined herein shall,

         unless the context otherwise requires, have the meanings as-

         signed to such terms in the Rights Agreement.


                   10.  In all respects not inconsistent with the terms

         and provisions of this Amendment to the Rights Agreement, the



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         Rights Agreement is hereby ratified, adopted, approved and confirmed.  In executing and delivering this Amendment, the

         Rights Agent shall be entitled to all the privileges and im-

         munities afforded to the Rights Agent under the terms and

         conditions of the Rights Agreement.


                   11.  If any term, provision, covenant or restriction

         of this Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions,

         covenants and restrictions of this Amendment to the Rights

         Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


























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                   IN WITNESS WHEREOF, the parties hereto have caused

         this Amendment to be duly executed and attested, all as of the date and year first above written.


         Attest:                       AVERY DENNISON CORPORATION



         By:/s/ Richard P. Randill     By:/s/ Robert C. vanSchoonenberg


         Attest:                       FIRST INTERSTATE BANK OF
                                        CALIFORNIA



         By:/s/ Rosa Maria Bautist     By:/s/ Joseph K. Cannata
































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